SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.         )
Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
COHESANT TECHNOLOGIES INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2006 ANNUAL MEETING
Item 1 — Election of Directors
SUMMARY COMPENSATION TABLE
Item 2 — Ratification of Independent Auditors

COHESANT TECHNOLOGIES INC.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2006
     The Annual Meeting of Stockholders of Cohesant Technologies Inc. will be held at the new facility of the Company’s subsidiary Cohesant Materials Inc., 13105 East 61st Street, Tulsa Oklahoma 74012 on Friday June 16, 2006 at 12:00 noon, local time, for the following purposes:
1.	To elect six Directors;

2.	To ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal 2006;

3.	To transact such other business as may properly come before the meeting.
     The Board of Directors has fixed the close of business on April 17, 2006, as the record date for determining stockholders who are entitled to notice of the meeting and to vote.
     Your vote is important. Please complete, sign and return the enclosed Proxy in the return envelope provided for that purpose, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your Proxy and vote shares in person.
     The Proxy Statement accompanies this Notice.
Morris H. Wheeler
President and Chief Executive Officer
May 5, 2006
By Order of the
Board of Directors

COHESANT TECHNOLOGIES INC.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
2006 ANNUAL MEETING
June 16, 2006
The Proxy and Solicitation
     This Proxy Statement is being mailed on May 5, 2006 to the stockholders of Cohesant Technologies Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2006 Annual Meeting of Stockholders to be held on June 16, 2006. Any stockholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in a subsequently dated writing or in the open meeting before any vote with respect to the matters set forth therein is taken. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted Proxy. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected. The proposal regarding the ratification of the auditors requires approval only by a majority of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of any vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.
Purposes of Annual Meeting
     The Annual Meeting has been called for the purposes of (1) electing six Directors; (2) ratifying the selection of Ernst & Young LLP as auditors of the Company for fiscal 2006; and (3) transacting such other business as may properly come before the meeting.
     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares of Common Stock represented by valid Board of Directors’ Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below and in favor of the proposal listed in Item 2 above.
     The Company has no knowledge of any other matters to be presented at the meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.
Voting Securities
     The Board of Directors has fixed the close of business on April 17, 2006 as the record date for determining stockholders entitled to notice of the meeting and to vote. On that date, 3,169,781 shares of Common Stock were outstanding and entitled to vote on all matters properly brought before the Annual Meeting.
Ownership of Voting Securities

     The following table sets forth, as of April 17, 2006, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares; (ii) each Director, (iii) each executive officer named in the Summary Compensation Table and (iv) all Directors and executive officers as a group:

			PERCENTAGE OF
NAME AND ADDRESS	AMOUNT AND NATURE OF		OUTSTANDING
OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP		SHARES OWNED
Morton A. Cohen 1801 East 9th Street Cleveland, Ohio 44114	1,268,980	(1)(2)	40.0%

Clarion Capital Corporation 1801 East 9th Street Cleveland, Ohio 44114	1,175,980		37.1%

4279 Investments Ltd.	453,624		14.3%

Michael L. Boeckman	13,283	(2)	*

Dwight D. Goodman	63,155	(2)	2.0%

Richard L. Immerman	52,000	(2)	1.6%

J. Stewart Nance	131,466	(2)(3)(4)	4.1%

Terrence R. Ozan	0		*

Robert W. Pawlak	57,020	(2)(3)	1.8%

Morris H. Wheeler	148,843	(2)(3)	4.6%

All directors and executive officers as a group (9 persons)	1,885,955	(4)(5)	57.1%

*	Represents less than 1%

(1)	Includes 1,175,980 shares owned of record by Clarion Capital Corporation (“Clarion”), an entity of which Mr. Cohen is a principal.

(2)	Includes shares issuable upon exercise of options exercisable within 60 days of the date hereof as follows: Mr. Cohen 5,000 shares, Mr. Boeckman 5,000 shares, Mr. Immerman 10,000 shares, Mr. Nance 20,583 shares, Mr. Pawlak 17,233 shares, and Mr. Wheeler 74,350 shares.

(3)	Includes shares owned in the Company sponsored 401k Plan as of April 17, 2006 as follows: Mr. Nance 40,135 shares, Mr. Pawlak 4,119 shares, and Mr. Wheeler 5,113 shares.

(4)	Includes 4,285 shares owned by children of Mr. Nance.

(5)	Includes 132,166 shares issuable upon exercise of options exercisable within 60 days of the date hereof. Includes 49,367 shares owned in the Company sponsored 401k Plan as of April 17, 2006.
Item 1 — Election of Directors
     Six directors are to be elected at the Annual Meeting, to hold office from election until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following table sets forth certain information regarding the nominees, based upon data furnished to the Company by such persons as of April 1, 2006. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

		DIRECTOR
NAME	PRINCIPAL OCCUPATION AND AGE	SINCE
Michael L. Boeckman	Chief Financial Officer and Administrative Partner of Cohen & Co.; age 59	1994

Morton A. Cohen	Chairman and Chief Executive Officer of Clarion Capital Corp.; age 70	1994

Dwight D. Goodman	Chairman; age 72	1994

Richard L. Immerman	President of BleachTech LLC; age 55	1998

Terrence R. Ozan	Director of Capgemini; age 59	2006

Morris H. Wheeler	President and Chief Executive Officer; Age 45	1996
     Michael L. Boeckman has been a Director of the Company since 1994. Mr. Boeckman has been Administrative Partner and Chief Financial Officer of Cohen & Co., a Northeast Ohio regional based accounting firm (no relation to Morton A. Cohen) for more than five years.
     Morton A. Cohen has been a Director of the Company since 1994. From July 1994 until December 2001, Mr. Cohen had been the Chairman of the Board. He served as the Company’s Chief Executive Officer from 1994 to January 1998. Mr. Cohen has been Chairman of the Board of Directors and Chief Executive Officer of Clarion Capital Corporation (“Clarion”), a private, small business investment company, for more than five years. Mr. Cohen is the father-in-law of Morris H. Wheeler.
     Dwight D. Goodman has been a Director of the Company since its inception and has been the Chairman of the Board since January 2002. Mr. Goodman was Chief Executive Officer of the Company from January 1998 to December 2001 and President of the Company from July 1996 to December 2001, and prior thereto commencing in 1984 held various executive offices with the Company and its subsidiary GlasCraft Inc. (“GCI”).
     Richard L. Immerman has been a Director of the Company since 1998. Mr. Immerman has been President of BleachTech LLC, a manufacturer of sodium hypochlorite, since its inception in January 2002. Mr. Immerman is a partner of Chemical Ventures (marketer of magnesium chloride), a position he has held for over five years.

     Terrence R. Ozan has been a Director of the Company since March 2006. Mr. Ozan was a member of the Global Management Committee, CEO of North American operations and the Managing Director of world wide consulting services of Capgemini from May 2000 until his retirement in June 2003. Prior there to, Mr. Ozan held various executive positions at Ernst & Young including CEO of Worldwide Consulting and Director of US Manufacturing Services. Mr. Ozan currently serves on the Board of Directors of Capgemini
     Morris H. Wheeler has been a Director of the Company since 1996 and Chief Executive Officer and President since January 2002. In June 2004 Mr. Wheeler became Acting President of GCI. In 1999, Mr. Wheeler founded Drummond Road LLC, an investment management company involved in the management of the venture capital portfolio of Clarion Capital Corporation (“Clarion”). Prior to founding Drummond Road, from April 1998 to June 1999, Mr. Wheeler was the founder and Chief Executive Officer of sputnik7.com (formerly BlueTape, LLC), an Internet media company, which won a Webby for Music Entertainment. Mr. Wheeler holds a degree in economics from the University of Massachusetts at Amherst and a J.D. from the Yale Law School. Mr. Wheeler is the son-in-law of Morton A. Cohen, the Company’s major beneficial shareholder.
     Each non-employee director currently receives an annual retainer of $8,000, plus $750 and reimbursement for expenses for each meeting attended. Also, each non-employee director receives $1,500 and reimbursement for expenses for the Annual and Budget meetings attended. The Chairman of the Board receives an additional $10,000 and the Chairman of both the Audit and Compensation Committees receives an additional $5,000 for services performed at those positions. The Board of Directors currently has three standing committees, which are the Compensation Committee, the members of which are Michael Boeckman and Dwight Goodman (Chairman), the Audit and Corporate Governance and Nominating Committees, the members of which are Michael Boeckman, Dwight Goodman (Chairman) and Richard Immerman.
     During the fiscal year ended November 30, 2005, there were eight meetings of the Company’s Board of Directors, two meetings each of the Compensation Committee and the Audit Committee and no meetings of the Corporate Governance and Nominating Committee. Each incumbent Director has attended at least 75% of the Board and applicable committee meetings held during fiscal 2005. The Corporate Governance and Nominating Committee operates pursuant to a written charter which can be found on the Company’s website at www.cohesant.com. Stockholders wishing to suggest nominees for the 2007 Annual Meeting may do so by providing written notice to the Company in accordance with the provisions of the committee’s charter. Each member of the Corporate Governance and Nominating Committee is an “independent director” as defined in the Nasdaq listing standards.
Audit Committee Report
     The following report of the Audit Committee describing the Committee’s discussions with the Company’s independent auditors and the Committee’s review of the Company’s audited financial statements.
     Management of the Company is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Committee operates pursuant to a written charter, a copy of which was attached to the 2004 proxy statement.
     In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The Company’s independent auditors also provided to the Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.
     Michael L. Boeckman has been designated by the Board of Directors as the “Audit Committee Financial Expert” under SEC rules and he also meets the NASD’s professional experience requirement.
     Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2005 as filed with the Securities and Exchange Commission.
     This report by the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts.
Audit Committee
Dwight D. Goodman, Chairman
Michael L. Boeckman
Richard L. Immerman
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of Forms 4 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that during the fiscal year ended November 30, 2005, all filing requirements applicable to its executive officers and Directors were timely met.
Executive Compensation
     The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended November 30, 2005, 2004 and 2003 for the Chief Executive Officer and the other two most highly compensated executives of the Company. No other executive officer received compensation in excess of $100,000 during such years.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards
						Securities
				Other Annual	Restricted Stock	Underlying	All other
Name and Principal	Fiscal		Bonus	Compensation	Awards($)	Options (shares)	Compensation
Position	Year	Salary	(1)	(2)	(3)	(4)	(5)
Morris H. Wheeler President,	2005	$175,000	$132,619	$0	$0	16,800	$7,099
Chief Executive Officer &	2004	153,010	91,869	0	70,125	0	6,510
Acting President of GCI	2003	143,000	50,050	0	107,998	0	6,259

J. Stewart Nance	2005	120,000	94,894	0	0	11,500	7,106
President – Raven Lining	2004	111,500	96,500	0	36,525	0	6,533
Systems, Inc.	2003	107,500	92,500	0	16,442	0	6,493

Robert W. Pawlak Chief	2005	98,000	50,139	0	0	5,200	4,317
Financial Officer &	2004	88,275	39,732	0	25,950	0	4,235
Secretary	2003	82,500	28,875	0	30,270	0	3,552

(1)	The 2005 period includes $18,119 each for Mr. Wheeler and Mr. Nance and $12,079 for Mr. Pawlak for reimbursement of a portion of the previously repaid loans for restricted stock.

(2)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than 10 percent of the total of annual salary and bonus reported for the named executive officer.

(3)	The restricted stock awards reflect (i) in the 2004 period shares granted in June 2004 which are subject to continued employment vesting and may vest earlier based on certain performance objectives being met and shares granted in December 2004 which are fully vested (ii) in the 2003 period the amount presented represents shares granted in March 2004 as long term incentive compensation for fiscal 2003 which are subject to continued employment vesting and included a portion of cash compensation paid to cover employees withholding taxes on the grant. The dollar value of the restricted shares issued to the individuals are based on the Company’s stock prices on the dates of issue. The number and value of the aggregate restricted stock holdings on November 30, 2005 for individuals named in the table are as follows: Morris H. Wheeler 21,700 shares ($162,034), J. Stewart Nance 6,650 shares ($49,656), Robert W. Pawlak 7,150 shares ($53,389).

(4)	Options were granted in December 2005 as long term incentive compensation for fiscal 2005.

(5)	Includes corporate contributions to the Company’s 401(k) Plan and dollar value of additional life insurance paid by the Company as reported on form W-2.
Option Grants in Last Fiscal Year (Individual Grants)
The following table provides information relating to the grant of stock options made in December 2005 representing fiscal 2005 compensation for the chief executive officer and the other two most highly compensated executives of the Company.

	Number of
	Securities	% of Total Options	Exercise or
	Underlying	Granted to	Base Price	Expiration
Name	Options Granted (1)	Employees	($/Sh)	Date (2)
Morris H. Wheeler	16,800	11.2%	7.50	12/18/2010
J. Stewart Nance	11,500	7.7%	7.50	12/18/2010
Robert W. Pawlak	5,200	3.5%	7.50	12/18/2010

(1)	Options are exercisable in three equal annual installments commencing December 19, 2005, the date of the grant.

(2)	Options were granted for a term of five years, subject to earlier termination in certain events related to termination of employment.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the chief executive officer and the other executives of the Company named in the compensation table.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options at
			Options at November 30, 2005		November 30, 2005
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Morris H. Wheeler	0	0	62,500	12,500	$255,375	$41,875
J. Stewart Nance	0	0	15,500	2,500	63,885	8,375
Robert W. Pawlak	0	0	13,000	5,000	50,910	16,750
Long-Term Incentive Plans – Awards in Last Fiscal Year
     None.
Certain Relationships and Related Transactions
     The Company has an Employment Agreement with Morris H. Wheeler, its Chief Executive Officer, which expires on December 31, 2006. Under the terms of the Agreement, Mr. Wheeler receives a salary of $201,000, adjusted annually for inflation.
     The Company also had an Administrative Services Agreement with Drummond Road Capital (“Drummond”), an entity controlled by Mr. Wheeler for the provision of office space for personnel and other management support. The Company paid a fee of $50,000 to Drummond in Fiscal 2005 under this agreement.
     The Company had a Financial Advisory Agreement with Clarion Management Ltd. (“Clarion”), an entity controlled by Morton A. Cohen, a Company Director. Under the agreement Clarion provided management support and performed additional specific projects. Clarion received $52,000 in fiscal 2005.
     The Financial Advisory Agreement with Clarion was terminated effective November 30, 2005 and the Administrative Services Agreement was amended. Effective December 1, 2005, Drummond receives a fee of $86,667 per annum for the provision of office space for Cohesant’s CIPAR subsidiary and will provide other management support, including many of the services formerly provided by Clarion. This aggregation of services at Drummond results in a $15,333 net decrease in total annual management fees paid by Cohesant. The revised agreement expires on May 31, 2006, subject to automatic renewal on a month-to-month basis thereafter.

     On November 5, 2001, the Company approved the sale of an aggregate of 99,999 shares of Common Stock to six executive and other officers of the Company and its subsidiaries at a price of $2.56 per share. The Company received promissory notes from each of the purchasers for the shares. These notes amounting to $301,956 including interest were paid off in their entirety in fiscal 2005 with the exception of a loan to one non-executive officer, which has since been repaid.
Item 2 — Ratification of Independent Auditors
     The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP:

	Fiscal	Fiscal
	2005	2004
Audit Fees	$111,000	$68,325
Audit Related Fees	353,857	3,275
Tax Fees	57,015	23,675
All Other Fees	0	1,800

	$521,872	$97,075
Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements in the Company’s Form 10QSB Reports.
Audit Related Fees: Aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. In 2005 the fees were primarily derived from audit and due diligence fees in connection with the August 2005 acquisition of the CuraFlo Group. In 2004 the fees were derived from accounting research and consultation in connection with compensation planning.
Tax Fees: Aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. The nature of services in both years primarily consisted of tax provision review and tax return preparation. Additionally, included in the 2005 period are fees related to consultation in connection with the CuraFlo acquisition.
All Other Fees: In fiscal 2004 other fees represent research and consultation services. The nature of these services was research relating to a potential acquisition.
     All services listed were pre-approved by the Audit Committee.
     The Audit Committee of the Board has considered whether the services described above are compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.
     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as auditors for the fiscal year ended November 30, 2006. The Audit Committee requests ratification of the appointment of Ernst & Young LLP by the stockholders at the Annual Meeting.
The Board of Directors recommends that each stockholder vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal 2006.

     Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting
     Proposals of stockholders which are intended to be presented by such stockholders at the Company’s next annual meeting of stockholders to be held in 2007 must be received by the Company no later than January 5, 2007 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Morris H. Wheeler
President and Chief Executive Officer
Indianapolis, Indiana
May 5, 2006
FINANCIAL INFORMATION
     UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO THE SECRETARY, COHESANT TECHNOLOGIES INC., 5845 WEST 82ND STREET, SUITE 102, INDIANAPOLIS, INDIANA 46278, A COPY OF THE COMPANY’S 2005 ANNUAL REPORT ON FORM 10-KSB, AS AMENDED (BUT WITHOUT EXHIBITS), WILL BE PROVIDED WITHOUT CHARGE.

5845 West 82nd Street, Suite 102
Indianapolis, IN 46278
▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

     PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
COHESANT TECHNOLOGIES INC.
     The undersigned appoints Morris H. Wheeler and Dwight D. Goodman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cohesant Technologies Inc. held of record by the undersigned at the close of business on April 17, 2006 at the 2006 Annual Meeting of Shareholders of Cohesant Technologies Inc. to be held on June 16, 2006 or at any adjournment thereof.
(Continued, and to be marked, dated, and signed, on the other side)

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

		WITHHOLD
	FOR	AUTHORITY			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:	☐	☐	2.	THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2006.	☐	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

Michael L. Boeckman, Morton A. Cohen, Dwight D. Goodman, Richard L. Immerman, Terrence R. Ozan, Morris H. Wheeler			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.